Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS THIRD QUARTER 2022 RESULTS

Sold One Property for $4.1 Million Gain
Same-Store Rental Income Increases
Subsequent to Quarter End Secured Two Industrial Property Lease Extensions

GREAT NECK, New York, November 3, 2022 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended September 30, 2022.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty stated, “We are pleased the portfolio demonstrated year-over-year rental income growth, given the challenging economic backdrop of rising interest rates, inflation and volatile markets. In light of these uncertain conditions, we will continue to remain disciplined in acquiring additional properties. While this discipline will slow our ability to grow the business near-term, we believe it is prudent to ensure we are positioned to effectively navigate the evolving landscape.”

Operating Results:

Rental income was $21.5 million in the third quarter of 2022, compared to $20.3 million in the third quarter of 2021. Approximately $741,000 of the improvement is due to an increase in same-store rental income and the balance is due to the net impact of acquisitions and dispositions.

Total operating expenses in the third quarter of 2022 was $13.8 million compared to $12.4 million for the third quarter of 2021. Contributing to the change were increases in real estate expenses and, to a lesser extent, depreciation and amortization expense and general and administrative expense.

Net income attributable to One Liberty in the third quarter of 2022 was $7.2 million, or $0.34 per diluted share, compared to $6.1 million, or $0.28 per diluted share, in the third quarter of 2021. Net income for the 2022 quarter benefitted from a $4.1 million, or $0.19 per diluted share, gain on the sale of a property. Net income for the 2021 quarter includes a $1.3 million, or $0.06 per diluted share, gain on the sale of a property, $801,000, or $0.04 per diluted share, of gain from the sale of a joint venture property and $675,000, or $0.03 per diluted share, from gain on insurance recoveries.

Funds from Operations, or FFO1, was $9.2 million, or $0.44 per diluted share, for the third quarter of 2022, compared to $9.8 million, or $0.47 per diluted share, in the third quarter of 2021. The change is due primarily to an increase in real estate expenses and a decrease in other income, offset by an increase in rental income.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Adjusted Funds from Operations, or AFFO, was $10.1 million, or $0.48 per diluted share, for each of the quarters ended September 30, 2022 and 2021.

Net income, FFO and AFFO on a diluted per share basis were impacted negatively in the quarter ended September 30, 2022 from the corresponding quarter in the prior year due to the 157,000 increase in the weighted average shares outstanding as a result of issuances in connection with the equity incentive, at-the-market equity offering and dividend reinvestment programs, offset by the Company’s repurchase of shares in 2022.

Balance Sheet:

At September 30, 2022, the Company had $11.6 million of cash and cash equivalents, total assets of $767.3 million, total debt of $413.7 million, and total stockholders’ equity of $314.3 million.

At November 1, 2022, One Liberty’s available liquidity was approximately $94.2 million, including approximately $8.0 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $86.2 million available under its credit facility.

During the third quarter, OLP repurchased approximately 75,000 shares of common stock for $1.8 million.

Recent Transactions and Events:

During the third quarter, OLP sold a retail property located in Columbus, Ohio for a gross sales price of $8.3 million and recognized a gain of $4.1 million.

During the third quarter, Cineworld Group plc, the parent of Regal Cinemas, declared bankruptcy. Regal Cinemas is a tenant at three properties, including a property owned by an unconsolidated joint venture. In the twelve months ending September 30, 2023, Regal Cinemas is scheduled to pay OLP, including OLP’s 50% share of the rent to be paid to the unconsolidated venture, $3.0 million of rent, including $906,000 of Covid-19 rent deferral payments, and from October 1, 2023 through the stated expirations of these three leases (with the lease for one such property expiring in 2035), Regal Cinemas is scheduled to pay OLP aggregate rent of $22.2 million. Regal Cinemas and OLP are discussing significant modifications to the terms of these leases and it is anticipated that the amounts OLP will collect in the future from these properties will be significantly reduced from the current contracted amount.

Subsequent Events:

Subsequent to quarter end, the Company secured two industrial property lease extensions.  The first extended Shutterfly’s lease through 2033 and provides, effective as of July 1, 2023, for an annual base rent of $2.0 million (an approximate 67% increase in base rent over the base rent payable in June 2023) with annual increases of not less than 3%. One Liberty will provide up to $1.0 million of tenant improvements. The second extended, effective as of November 1, 2023, Power Distributor’s lease for seven years and provides for an annual base rent of $864,000 (an increase of 10% from the base rent in effect in October 2022) with 3% annual increases thereafter.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for its straight-line rent accruals and amortization of lease intangibles, deducting income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with our financing activities (including our share of our unconsolidated joint ventures), and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income for 2022 exclude any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial and retail properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

(Unaudited)

	September 30,	December 31,
	2022	2021

ASSETS
Real estate investments, at cost	$861,808	$837,641
Accumulated depreciation	(168,430)	(160,664)
Real estate investments, net	693,378	676,977

Property held-for-sale	—	1,270
Investment in unconsolidated joint ventures	10,309	10,172
Cash and cash equivalents	11,579	16,164
Unbilled rent receivable	15,285	14,330
Unamortized intangible lease assets, net	19,594	20,694
Other assets	17,202	13,346
Total assets	$767,347	$752,953

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $3,404 and $3,316 of deferred financing costs, respectively	$402,760	$396,344
Line of credit-outstanding, net of $54 and $216 of deferred financing costs, respectively	10,946	11,484
Unamortized intangible lease liabilities, net	10,560	10,407
Other liabilities	27,830	28,440
Total liabilities	452,096	446,675

Total One Liberty Properties, Inc. stockholders’ equity	314,292	305,332
Non-controlling interests in consolidated joint ventures	959	946
Total equity	315,251	306,278
Total liabilities and equity	$767,347	$752,953

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Rental income, net	$21,473	$20,349	$64,476	$61,338
Lease termination fees	—	87	25	336
Total revenues	21,473	20,436	64,501	61,674

Operating expenses:
Depreciation and amortization	5,970	5,596	17,718	17,055
General and administrative	3,769	3,559	11,534	10,970
Real estate operating expenses	3,970	3,199	11,206	10,272
State taxes	60	55	211	221
Total operating expenses	13,769	12,409	40,669	38,518

Other operating income
Gain on sale of real estate, net	4,063	1,277	16,762	22,768
Operating income	11,767	9,304	40,594	45,924

Other income and expenses:
Equity in earnings of unconsolidated joint ventures	82	77	310	75
Equity in earnings from sale of unconsolidated joint venture property	—	801	—	801
Prepayment costs on debt	—	(38)	—	(837)
Income on settlement of litigation	—	—	5,388	—
Other income	17	678	997	865
Interest:
Expense	(4,367)	(4,365)	(13,026)	(13,573)
Amortization and write-off of deferred financing costs	(278)	(245)	(917)	(754)

Net income	7,221	6,212	33,346	32,501
Net income attributable to non-controlling interests	(17)	(153)	(52)	(151)

Net income attributable to One Liberty Properties, Inc.	$7,204	$6,059	$33,294	$32,350

Net income per share attributable to common stockholders-diluted	$0.34	$0.28	$1.57	$1.55

Funds from operations - Note 1	$9,229	$9,816	$34,606	$26,316
Funds from operations per common share-diluted - Note 2	$0.44	$0.47	$1.63	$1.25

Adjusted funds from operations - Note 1	$10,101	$10,140	$31,159	$30,299
Adjusted funds from operations per common share-diluted - Note 2	$0.48	$0.48	$1.47	$1.44

Weighted average number of common shares outstanding:
Basic	20,340	20,115	20,361	20,044
Diluted	20,416	20,273	20,472	20,198

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$7,204	$6,059	$33,294	$32,350
Add: depreciation and amortization of properties	5,800	5,483	17,297	16,735
Add: our share of depreciation and amortization of unconsolidated joint ventures	130	121	389	387
Add: amortization of deferred leasing costs	170	113	421	320
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	5	5	16	20
Deduct: gain on sale of real estate, net	(4,063)	(1,277)	(16,762)	(22,768)
Deduct: equity in earnings from sale of unconsolidated joint venture property	—	(801)	—	(801)
Adjustments for non-controlling interests	(17)	113	(49)	73
NAREIT funds from operations applicable to common stock	9,229	9,816	34,606	26,316

Deduct: straight-line rent accruals and amortization of lease intangibles	(712)	(366)	(2,196)	(685)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(6)	(11)	(22)	(11)
Deduct: income on settlement of litigation	—	—	(5,388)	—
Deduct: income on insurance recoveries from casualty loss	—	(675)	(918)	(695)
Deduct: lease termination fee income	—	(87)	(25)	(336)
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	(25)	—
Deduct: lease assignment fee income	—	—	—	(100)
Add: amortization of restricted stock and RSU compensation	1,306	1,163	4,190	4,191
Add: prepayment costs on debt	—	38	—	837
Add: amortization and write-off of deferred financing costs	278	245	917	754
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	4	4	12	13
Adjustments for non-controlling interests	2	13	8	15
Adjusted funds from operations applicable to common stock	$10,101	$10,140	$31,159	$30,299

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$0.34	$0.28	$1.57	$1.55
Add: depreciation and amortization of properties	0.27	0.26	0.81	0.78
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.02	0.02
Add: amortization of deferred leasing costs	0.01	0.01	0.02	0.02
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Deduct: gain on sale of real estate, net	(0.19)	(0.06)	(0.79)	(1.09)
Deduct: equity in earnings from sale of unconsolidated joint venture property	—	(0.04)	—	(0.04)
Adjustments for non-controlling interests	—	0.01	—	0.01
NAREIT funds from operations per share of common stock-diluted (a)	0.44	0.47	1.63	1.25
Deduct: straight-line rent accruals and amortization of lease intangibles	(0.03)	(0.03)	(0.11)	(0.04)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	—
Deduct: income on settlement of litigation	—	—	(0.25)	—
Deduct: income on insurance recoveries from casualty loss	—	(0.03)	(0.04)	(0.03)
Deduct: lease termination fee income	—	—	—	(0.02)
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	—	—
Deduct: lease assignment fee income	—	—	—	—
Add: amortization of restricted stock and RSU compensation	0.06	0.06	0.20	0.20
Add: prepayment costs on debt	—	—	—	0.04
Add: amortization and write-off of deferred financing costs	0.01	0.01	0.04	0.04
Add: our share of amortization of deferred financing costs of unconsolidated joint ventures	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock-diluted (a)	$0.48	$0.48	$1.47	$1.44

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.